Exhibit 99.1

 Cantel Medical Reports Financial Results for its First Quarter Fiscal Year 2020
Results in line with management expectations, strong organic growth in Dental

•	Net sales of $257.2M, up 14.0%, with organic sales growth of 4.8%

•	GAAP diluted EPS of $0.14, down 70.3%

•	Non-GAAP diluted EPS of $0.65, up 4.8%

•	GAAP net income of $5.8M, down 70.0%

•	Non-GAAP net income of $27.2M, up 5.1%
Little Falls, New Jersey- (December 10, 2019) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its first quarter ended October 31, 2019.

First quarter 2020 net sales were $257.2M, up 14.0% compared to the prior year. Excluding the impact from foreign currency, net sales increased by 14.7%, driven by organic growth of 4.8%, and the impact from acquisitions of 9.9%.

First quarter 2020 GAAP earnings per diluted share decreased 70.3% to $0.14, compared to GAAP earnings per diluted share of $0.46 in the prior year period. GAAP earnings per diluted share was negatively impacted by costs related to the acquisition and integration of Hu-Friedy.

First quarter 2020 Non-GAAP earnings per diluted share increased 4.8% to $0.65, compared to Non-GAAP earnings per diluted share of $0.62 in the prior year period.

With the acquisition of Hu-Friedy, the Company’s balance sheet has changed from historical trends. The first quarter ended with cash of $49.3M and gross debt of $911.1M, while generating adjusted EBITDAS of $51.3M in the quarter, up 14.6%.

George Fotiades, President and Chief Executive Officer, stated, “We are pleased to report strong sales and earnings growth this quarter. In Dental, organic growth increased 12.0%, while reported sales grew 76.3%, driven by the acquisition of Hu-Friedy which closed late in the quarter. The integration of Hu-Friedy and Crosstex is rapidly underway and we see continued strong growth ahead. In Medical, sales increased 5.7% organically, with total reported sales growth of 4.5%, as a result of negative foreign currency headwinds. This lower than expected performance in Medical reflects delayed new products launches and increased competitive activity. We have initiated several new growth initiatives in this business, including the launch of a new cleaning valve, which is expected to launch in the second quarter. Life Sciences’ net sales decreased 1.1% on an organic basis, and decreased 5.2% in total primarily driven by the sale of our High Purity Water business in Canada.”

Peter Clifford, EVP and Chief Operating Officer, stated, “In addition, we continue to drive productivity improvements in both our Dental and Medical businesses. In Dental, we continue to execute on our plant consolidation project and in Medical we have initiated our plan to consolidate electromechanical manufacturing in Europe to our Italy headquarters site. I am looking forward to sharing more regarding these process improvements in the next few quarters.”

Conference Call Information:
The Company will hold a conference call to discuss the results for its first quarter ended October 31, 2019 on Tuesday, December 10, 2019 at 8:30 a.m. Eastern Time.

To participate in the conference call, dial 1-844-602-0380 (US & Canada) or 1-862-298-0970 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, December 10, 2019 through midnight on January 9, 2020 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 56794.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A, “Risk Factors” of our 2019 Annual Report on Form 10-K. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:	Matthew Micowski
VP, FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	October 31,
	2019	2018
Net sales	$257,246	$225,589

Cost of sales	141,377	120,340

Gross profit	115,869	105,249

Expenses:
Selling	38,411	33,958
General and administrative	55,287	36,535
Research and development	7,747	7,078
Total operating expenses	101,445	77,571

Income from operations	14,424	27,678

Interest expense, net	5,719	2,026
Other income, net	—	—

Income before income taxes	8,705	25,652

Income taxes	2,938	6,410

Net income	$5,767	$19,242

Earnings per common share - diluted	$0.14	$0.46

Dividends declared per common share	$—	$—

Weighted average shares - diluted	42,168,805	41,705,773

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2019	July 31, 2019
Assets
Cash and cash equivalents	$49,285	$44,535
Accounts receivable, net	174,931	146,910
Inventories, net	200,312	138,234
Prepaid expenses and other current assets	25,204	22,117
Right-of-use assets, net	51,604	—
Property and equipment, net	227,940	185,242
Intangible assets, net	506,877	141,513
Goodwill	655,395	378,109
Other assets	10,029	9,425
Deferred income taxes	4,469	4,281
Total assets	$1,906,046	$1,070,366

Liabilities and stockholders’ equity
Current liabilities	$183,397	$151,400
Long-term debt	875,755	220,851
Deferred income taxes	30,923	29,278
Contingent consideration	35,100	—
Other long-term liabilities	5,530	7,300
Long-term lease liabilities	43,150	—
Stockholders’ equity	732,191	661,537
Total liabilities and stockholders’ equity	$1,906,046	$1,070,366

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended October 31,
	2019	2018
Cash flows from operating activities
Net income	$5,767	$19,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,338	4,691
Amortization	6,029	6,041
Stock-based compensation expense	2,404	2,576
Amortization of right-of-use assets	2,722	—
Deferred income taxes	1,454	(674)
Inventory step-up amortization	4,772	—
Other non-cash items, net	(548)	1,236
Changes in assets and liabilities, net of effects of acquisitions/dispositions	(20,007)	(843)
Net cash provided by operating activities	8,931	32,269

Cash flows from investing activities
Capital expenditures	(10,390)	(38,834)
Acquisitions, net of cash acquired	(658,932)	(17,000)
Net cash used in investing activities	(669,322)	(55,834)

Cash flows from financing activities
Borrowings of long-term debt	400,000	—
Repayments of long-term debt	(2,375)	(2,500)
Borrowings under revolving credit facility	291,400	—
Repayments under revolving credit facility	(10,900)	—
Debt issuance costs	(9,234)	—
Finance lease liabilities	(127)	—
Purchases of treasury stock	(3,613)	(4,288)
Net cash provided by (used in) financing activities	665,151	(6,788)

Effect of exchange rate changes on cash and cash equivalents	(10)	286

Increase (decrease) in cash and cash equivalents	4,750	(30,067)
Cash and cash equivalents at beginning of period	44,535	94,097
Cash and cash equivalents at end of period	$49,285	$64,030

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Restructuring-related and business optimization items consist of severance-related costs associated with work force reductions and other restructuring-related activities. Such costs include (i) salary continuation, (ii) bonus payments, (iii) outplacement services, (iv) medical-related premium costs and (v) accelerated stock-compensation costs. Since these restructuring-related and business optimization items often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits resulting from stock compensation are recorded as an adjustment to income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

During the three months ended October 31, 2018, we recorded specific discrete tax items associated with our international operations that were unrelated to fiscal 2019. As these items were unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS for fiscal 2019 to arrive at our non-GAAP financial measures.

During the three months ended October 31, 2018, we recorded an adjustment to a minor litigation matter in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS for fiscal 2019 to exclude such costs to arrive at our non-GAAP financial measures.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Three Months Ended October 31, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges and (iv) excess tax expenses applicable to stock compensation, to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended October 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation, (v) tax matters and (vi) litigation matters to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended October 31,
(Unaudited)	2019		2018
Net income/Diluted EPS, as reported	$5,767	$0.14	$19,242	$0.46
Intangible amortization, net of tax(1)	5,021	0.12	4,626	0.11
Acquisition-related items, net of tax(2)	12,520	0.30	1,349	0.03
Restructuring-related charges, net of tax(3)	3,352	0.08	641	0.02
Excess tax benefits(4)	559	0.01	(997)	(0.02)
Tax matters(4)	—	—	896	0.02
Litigation matters(1)	—	—	134	—
Non-GAAP net income/Non-GAAP diluted EPS	$27,219	$0.65	$25,891	$0.62
____________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the three months ended October 31, 2019, pre-tax acquisition-related items of $4,771 were recorded in cost of sales and $11,806 were recorded in general and administrative expenses. For the three months ended October 31, 2018, pre-tax acquisition-related items of $217 were recorded in net sales, $54 were recorded in cost of sales and $1,555 were recorded in general and administrative expenses.

(3)
For the three months ended October 31, 2019, pre-tax restructuring-related items of $1,157 were recorded in cost of sales, and $4,271 were recorded in general and administrative expenses. For the three months ended October 31, 2018, pre-tax restructuring-related items of $166 were recorded in cost of sales and $680 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended October 31,
(Unaudited)	2019	2018
Net income, as reported	$5,767	$19,242
Interest expense, net	5,719	2,026
Income taxes	2,938	6,410
Depreciation	6,338	4,691
Amortization	6,029	6,041
Loss on disposal of fixed assets	167	1,053
Stock-based compensation expense	2,404	2,576
EBITDAS	29,362	42,039
Acquisition-related items	16,577	1,827
Restructuring-related charges(1)	5,367	742
Litigation matters	—	163
Adjusted EBITDAS	$51,306	$44,771
________________________________________________

(1)	Excludes stock-based compensation expense.

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	October 31, 2019	July 31, 2019
Long-term debt (excluding debt issuance costs)	$911,125	$233,000
Less cash and cash equivalents	(49,285)	(44,535)
Net debt	$861,840	$188,465

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended October 31, 2019, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	14.0%	4.5%	(5.2)%	76.3%	(6.9)%
Impact due to foreign currency translation	0.7%	1.2%	0.1%	—%	0.1%
Sales related to acquisitions/divestitures	(9.9)%	—%	4.0%	(64.3)%	—%
Organic sales growth	4.8%	5.7%	(1.1)%	12.0%	(6.8)%

(dollar amounts in thousands except share and per share data or as otherwise specified)